Data as of 7/31/17

Manager’s Commentary

Market Review
Greater China equities enjoyed a strong rally in July, outperforming the rest of Asian equities. Chinese equities were boosted by stronger-than-expected economic activity. China's second quarter Gross Domestic Product ("GDP") beat forecasts, expanding by 6.9% on an annualized basis. The Caixin Manufacturing Purchasing Managers' Index moved back into expansion territory in June and reached a four month high in July, having touched a ten-month low in May. Fund flows were also supportive to Chinese equities. Low valuation and strong earnings revisions have pushed global emerging market fund managers to narrow their underweight positions in China to close to 3% from more than 5% one year ago. Cyclical sectors outperformed during the rally, with real estate, information technology, materials and consumer discretionary leading the gains in July; while defensive sectors such as telecommunications and health care trailed the market.

Hong Kong and Taiwan equities also registered positive returns albeit to a lesser extent. iPhone related names such as component makers and semiconductor related players were once again the outperformers in July.

Fund Review
The China Fund, Inc. (the "Fund") underperformed the benchmark in July. Key detractors came from stock selection in the information technology sector. The Fund suffered from underweighting China internet giants. Baidu Inc., Alibaba Group Holding Ltd and Tencent Holdings Ltd, the top three China internet names, which returned an average of 16% in the past month. Furthermore, the Fund's holdings in Digital China Holdings Ltd, the leader in information technology services in China, saw a share price correction on concerns over the company's rights issue. Given that it has been approximately a year since the company's shift from IT distribution into IT services, it makes sense for investors to stay cautious on its business outlook. However, the company is now trading well below book value while earnings per share are expected to grow by at least 20%. This appears to be a classic underappreciated opportunity which we feel we cannot afford to ignore.

On the positive side, our conviction holdings in the Chinese banking and insurance space contributed to the Fund's performance. One of the top performers was China Merchants Bank Co. Ltd, the leading non state-owned enterprise bank in China with a strong brand in retail banking. We believe this name has the ability to enhance profitability and loan growth over the long-term as most Chinese households remain underleveraged.

Outlook
The recent market rally in Greater China equities has been atypical. Over recent months, it seems that investors have seldom become truly bullish towards the market, although the MSCI Golden Dragon Index has enjoyed a smooth rally year-to-date. One main reason for this mismatch is that the market has been led by a narrow group of winners, including the internet, iPhone component makers, China real estate, and select consumer names. While most of the outperformance could be explained by earnings upgrades, expectations for select groups of names are now very high, and meeting consensus estimates might not be enough to support further performance. For this reason we are reluctant to chase the crowded trades where earnings could disappoint.

Going into the second half of 2017, we believe the market returns will be primarily driven by earnings growth, as room for further valuation re-rating will be limited, at least compared to the first half of the year. Globally, the China equity markets remain under-owned, although the extent of these underweights has narrowed. Consumption upgrades and advance manufacturing should continue to be secular growth opportunities for the market and we believe there are good reasons to remain optimistic about Greater China equities over the long-term.

In Brief
Fund Data
Description	Seeks to achieve long-term capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$341.7
Median Market Cap (in billions)	$9.4
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA, CMA Lead Portfolio Manager

Performance (US$ Returns) (as of 7/31/17)
	Fund	Benchmark[1]
One Month	5.69%	6.46%
Three Month	11.95%	13.64%
One Year	27.36%	32.62%
Three Year	6.05%	8.35%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 7/31/17)	$21.73 / $19.59

High / Low Ranges (52-Week)
High / Low NAV	$21.73 / $17.00
High / Low Market Price	$19.59 / $14.53
Premium/Discount to NAV (as of 7/31/17)	-9.85%

Fund Data (Common Shares)
Shares Outstanding	15,722,675
Average Daily Volume	27,752
Expense Ratio	1.53%

Fund Manager

Christina Chung, CFA, CMA
Lead Portfolio Manager

1.	MSCI Golden Dragon Index.

The China Fund, Inc.

Proposed Manager Change
On March 31, 2017, the Fund announced that its Board of Directors had selected Open Door Investment Management, Ltd. ("Open Door") to become its Investment Manager, subject to stockholder approval at a Special Meeting of Stockholders that is now expected to be held in late August. Open Door, with offices in Shanghai and San Francisco, is expected to provide the Fund with a Greater China investment strategy that focuses more on smaller capitalization and entrepreneurial companies than do most other investment funds investing in the Greater China markets. Open Door believes that this strategy will differentiate the Fund from other closed-end funds and exchange-traded funds, with index-anchored, large-capitalization approaches to investing in Greater China.

Investment Objective
The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have at least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Returns For Periods Ended July 31,2017*
	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	5.69%	11.95%	24.81%	27.36%	6.05%	10.53%	5.94%	10.52%
Market Price	4.87%	11.37%	30.17%	32.09%	6.37%	10.40%	6.41%	9.70%
MSCI Golden Dragon Index	6.46%	13.64%	31.46%	32.62%	8.35%	11.44%	5.06%	—

Calendar Year Returns
	2009	2010	2011	2012	2013	2014	2015	2016
NAV	72.83%	27.26%	-24.37%	12.12%	18.31%	7.82%	-5.50%	0.59%
Market Price	72.19%	23.60%	-27.51%	20.52%	12.70%	5.29%	-6.38%	-0.47%
MSCI Golden Dragon Index	67.12%	13.60%	-18.35%	22.65%	7.25%	8.06%	-7.12%	5.75%

Past performance is not a guide to future returns.
*	Annualized for periods greater than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at July 31, 2017. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation	Fund	Benchmark[1]
Information Technology	41.78%	36.83%
Financials	19.77%	23.79%
Industrials	9.46%	5.87%
Telecom Services	8.12%	4.53%
Real Estate	6.64%	7.94%
Consumer Discretionary	6.34%	8.62%
Energy	2.16%	2.95%
Consumer Staples	1.40%	1.91%
Health Care	1.08%	1.17%
Utilities	0.99%	3.65%
Materials	0.26%	2.73%
Other assets & liabilities	2.00%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation	Fund	Benchmark[1]
China	73.77%	76.31%
Hong Kong Red Chips	24.37%	8.59%
Hong Kong 'H' shares	16.08%	18.95%
Equity linked securities ('A' shares)	0.82%	0.00%
China 'A' & 'B' shares	0.00%	0.10%
Other Hong Kong securities	32.50%	32.30%
Others	0.00%	16.37%
Taiwan	24.23%	23.69%
Other assets & liabilities	2.00%	0.00%

Top 10 Holdings
TAIWAN SEMIC CO LTD (Taiwan)	9.02%
TENCENT HOLDINGS LTD (China)	8.93%
ALIBABA GROUP HOLDING LTD (China)	7.46%
CHINA MERCHANTS BANK CO LTD (China)	5.51%
SUN HUNG KAI PROPERTIES LTD (H.K.)	5.13%
PING AN INSURANCE (China)	4.15%
HK EXCHANGES & CLEARING LTD (H.K.)	3.50%
CHINA UNICOM HONG KONG LTD (China)	2.98%
HON HAI PRECISION INDU (Taiwan)	2.89%
LARGAN PRECISION CO LTD (Taiwan)	2.88%

Portfolio Characteristics
	Fund	Benchmark[1]
P/E Ratio	16.10	15.02
P/B Ratio	1.78	1.64
Issues in Portfolio	47	283
Foreign Holdings (%)	98.00	100.00
Other assets & liabilities (%)	2.00	0.00
Yield (%)	2.28	2.40

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

1.	MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)
Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—
12/16/15	12/23/15	12/28/15	1/6/16	$1.49580	$0.21330	$0.84620	$0.43630
12/9/16	12/19/16	12/21/16	1/5/17	$0.46780	$0.46780	—	—

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Information Technology					41.78
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	214.50	4,341,000	30,837,194	9.02
TENCENT HOLDINGS LTD	700	313.40	760,900	30,531,276	8.93
ALIBABA GROUP HOLDING LTD	BABA	154.95	164,519	25,492,219	7.46
HON HAI PRECISION INDUSTRY CO LTD	2317	117.50	2,537,100	9,872,638	2.89
LARGAN PRECISION CO LTD	3008	5,510.00	54,000	9,853,786	2.88
DELTA ELECTRONICS INC	2308	160.50	1,274,359	6,773,679	1.98
ADVANTECH CO LTD	2395	228.50	774,199	5,858,637	1.71
BAIDU INC	BIDU	226.35	24,101	5,455,261	1.60
DIGITAL CHINA HOLDINGS LTD	861	5.13	7,444,000	4,889,249	1.43
YY INC	YY	71.50	62,990	4,503,785	1.32
PRIMAX ELECTRONICS LTD	4915	66.00	1,985,000	4,338,726	1.27
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	8.60	2,470,900	2,720,646	0.80
GOLDPAC GROUP LTD	3315	2.58	5,021,000	1,658,549	0.49
Financials					19.76
CHINA MERCHANTS BANK CO LTD	3968	25.70	5,723,500	18,832,726	5.51
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	57.95	1,911,000	14,178,573	4.15
HONG KONG EXCHANGES & CLEARING LTD	388	222.80	419,700	11,972,161	3.50
CHINA CONSTRUCTION BANK CORP	939	6.50	11,829,000	9,844,185	2.88
CATHAY FINANCIAL HOLDING CO LTD	2882	49.20	2,880,000	4,692,620	1.37
FUBON FINANCIAL HOLDING CO LTD	2881	46.90	2,805,000	4,356,758	1.27
CITIC SECURITIES CO LTD	6030	15.86	1,810,000	3,675,362	1.08
Industrials					9.46
CHINA EVERBRIGHT INTERNATIONAL LTD	257	10.20	5,616,000	7,334,080	2.15
CN STATE CONSTRUCTION INTERNATIONAL HOLDINGS LTD	3311	12.62	2,906,000	4,695,408	1.37
CK HUTCHISON HOLDINGS LTD	1	102.90	310,000	4,084,091	1.20
BEIJING ENTERPRISES HOLDINGS LTD	392	41.50	704,500	3,743,238	1.10
QINGDAO PORT INTERNATIONAL CO LTD	6198	4.42	6,077,000	3,438,982	1.01
KING SLIDE WORKS CO LTD	2059	424.50	239,000	3,359,954	0.98
JARDINE MATHESON HOLDINGS LTD	J36	63.81	51,100	3,260,691	0.95
ZHUZHOU CRRC TIMES ELECTRIC CO LTD	3898	37.20	505,300	2,406,637	0.70
Telecom Services					8.12
CHINA UNICOM HONG KONG LTD	762	11.34	7,004,000	10,168,984	2.98
CHINA MOBILE LTD	941	83.75	709,000	7,602,378	2.22
PCCW LTD	8	4.40	8,623,000	4,857,686	1.42
CHUNGHWA TELECOM CO LTD	2412	102.00	846,000	2,857,777	0.84
HUTCHISON TELECOMMUNICATIONS HK HOLDINGS LTD	215	3.00	5,868,000	2,253,875	0.66
Real Estate					6.64
SUN HUNG KAI PROPERTIES LTD	16	121.00	1,132,000	17,536,793	5.13
CHINA OVERSEAS LAND & INVESTMENT LTD	688	26.50	1,516,000	5,143,556	1.51
Consumer Discretionary					6.34
JD.com	JD	45.17	198,940	8,986,120	2.63
QINGLING MOTORS CO LTD	1122	2.63	14,816,000	4,988,903	1.46
SANDS CHINA LTD	1928	36.25	810,800	3,763,051	1.10
CITIGROUP GLOBAL MARKETS HOLD (exch. for CHINA CYTS TOL	N/A	3.12	888,827	2,773,140	0.81
LI & FUNG LTD	494	2.86	3,128,000	1,145,384	0.34
Energy					2.16
CNOOC LTD	883	8.74	4,815,000	5,387,982	1.58
CHINA OILFIELD SERVICES LTD	2883	6.66	2,338,000	1,993,596	0.58
Consumer Staples					1.40
CHINA MENGNIU DAIRY CO LTD	2319	15.22	1,508,000	2,938,559	0.86
VINDA INTERNATIONAL HOLDINGS LTD	3331	14.74	984,000	1,856,996	0.54

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Health Care					1.08
CSPC PHARMACEUTICAL GROUP LTD	1093	12.18	2,364,000	3,686,491	1.08
Utilities					0.99
CHINA RESOURCES POWER HOLDINGS CO LTD	836	14.90	1,778,000	3,391,848	0.99
Materials					0.26
TIANGONG INTERNATIONAL CO LTD	826	0.82	8,612,000	904,141	0.26

Source: State Street Bank and Trust Company, IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the Fund's annual and semiannual reports, proxy statement and other Fund information, which may be obtained by contacting your financial advisor or visiting the Fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

©2017 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	FS-CHN-0717